WARRANT

Warrant No. W-__

THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

SURFECT HOLDINGS, INC.
COMMON STOCK PURCHASE WARRANT

This certifies that, for good and valuable consideration, Surfect Holdings, Inc., a Delaware corporation (the "Company"), grants to __________________ (the "Warrantholder"), the right to subscribe for and purchase from the Company _______validly issued, fully paid and nonassessable shares (the "Warrant Shares") of the Company's Common Stock, $0.0001 par value (the "Common Stock"), at the purchase price per share of $2.00 (the "Exercise Price"), exercisable at any time and from time to time during the period (the "Exercise Period") commencing on the date hereof and ending on the fourth anniversary of the date hereof, all subject to the terms, conditions and adjustments herein set forth.

1. DURATION AND EXERCISE OF WARRANT; CALL OF WARRANT; PAYMENT OF TAXES; INFORMATION.

1.1 DURATION AND EXERCISE OF WARRANT.

(a) EXERCISE. This Warrant may be exercised in whole or in part by the Warrantholder by (i) the surrender of this Warrant to the Company, with a duly executed Exercise Form attached hereto as Exhibit A specifying the number of Warrant Shares to be purchased, during normal business hours on any Business Day during the Exercise Period and (ii) the delivery of payment to the Company, for the account of the Company, by wire transfer to a bank account specified by the Company of the Exercise Price for the number of Warrant Shares specified in the Exercise Form.

(b) PROCEDURAL ISSUES. All Warrant Shares issued pursuant to this Section 1.1 shall be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares. A stock certificate or certificates for the Warrant Shares specified in the Exercise Form shall be delivered to the Warrantholder as promptly as practicable, and in any event within three Business Days, thereafter. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to the Warrantholder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant. No adjustments shall be made on Warrant Shares issuable on the exercise of this Warrant for any cash dividends paid or payable to holders of record of Common Stock prior to the date as of which the Warrantholder shall be deemed to be the record holder of such Warrant Shares.

1.2 CALL OF WARRANT BY COMPANY.

(a) CALL OPTION. If at any time prior to the exercise of this Warrant in full and provided that the Warrant Shares shall have been registered under the Securities Act of 1933 (the “Securities Act”), the fair market value (as defined below) of one share of the Company's Common Stock remains equal to or greater than $3.00 over any consecutive 20 day period (the "Threshold Period"), the Company shall have the option to purchase this Warrant from Warrantholder for $0.05 per Warrant Share. To exercise this call option, the Company shall, within 30 days following termination of the Threshold Period, and at least 30 days prior to exercise of the option, provide the Warrantholder with written notice specifying the date the option will be exercised. The Warrantholder then shall have 10 days after receipt of such notice to exercise its rights under this Warrant.

If the Company fails to exercise this call option in the manner and within the time periods specified in this Section 1.2, the Company shall be deemed to have waived its right to invoke such option and Warrantholder shall retain all rights granted to it under this Warrant as though the Threshold Period had never occurred; PROVIDED, HOWEVER, that the Company's call option shall be revived should the Company's Common Stock again trade at or above $3.00 for an additional Threshold Period following any previous waiver by the Company of such option.

(b) FAIR MARKET VALUE. For purposes of Section 1.2, fair market value of one share of the Company's Common Stock shall mean:

(i) the closing price per share of the Company's Common Stock on the principal securities exchange on which the Common Stock is listed or admitted to trading or,

(ii) if not listed or traded on any securities exchange, the average of the bid and asked price per share as reported in the Nasdaq Bulletin Board or in the "pink sheets” published by the National Quotation Bureau, Inc.

1.3 PAYMENT OF TAXES. The issuance of certificates for Warrant Shares shall be made without charge to the Warrantholder for any stock transfer or other issuance tax in respect thereto; PROVIDED, HOWEVER, that the Warrantholder shall be required to pay any and all taxes which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Warrantholder as reflected upon the books of the Company.

1.4 INFORMATION. Upon receipt of a written request from a Warrantholder, the Company agrees to deliver promptly to such Warrantholder a copy of its current publicly available financial statements and to provide such other publicly available information concerning the business and operations of the Company as such Warrantholder may reasonably request in order to assist the Warrantholder in evaluating the merits and risks of exercising the Warrant and to make an informed investment decision in connection with such exercise.

2. RESTRICTIONS ON TRANSFER; RESTRICTIVE LEGENDS.

2.1 RESTRICTIONS ON TRANSFER; COMPLIANCE WITH SECURITIES LAWS. This Warrant or the Warrant Shares issued upon the exercise of this Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company). The Warrantholder, by acceptance hereof, acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired solely for the Warrantholder's own account and not as a nominee for any other party, and for investment, and that the Warrantholder will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act or any state securities laws.

2.2 RESTRICTIVE LEGENDS. This Warrant shall (and each Warrant issued in substitution for this Warrant issued pursuant to Section 4 shall) be stamped or otherwise imprinted with a legend in substantially the following form:

"THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT."

Except as otherwise permitted by this Section 2, each stock certificate for Warrant Shares issued upon the exercise of any Warrant and each stock certificate issued upon the direct or indirect transfer of any such Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.”

Notwithstanding the foregoing, the Warrantholder may require the Company to issue a stock certificate for Warrant Shares without a legend if (i) such Warrant Shares, as the case may be, have been registered for resale under the Securities Act or sold pursuant to Rule 144 under the Securities Act (or a successor rule thereto) or (ii) the Warrantholder has provided an opinion of counsel addressed to the Company and reasonably satisfactory to the Company that such registration is not required with respect to such Warrant Shares.

3. RESERVATION OF SHARES, ETC.

The Company covenants and agrees that all Warrant Shares which are issued upon the exercise of this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens, security interests, charges and other encumbrances with respect to the issue thereof, other than taxes in respect of any transfer occurring contemporaneously with such issue. The Company further covenants and agrees that, during the Exercise Period, the Company will at all times have authorized and reserved, and keep available free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

4. EXCHANGE, LOSS OR DESTRUCTION OF WARRANT.

Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of such bond or indemnification as the Company reasonably may require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor. The term "Warrant" as used in this agreement shall be deemed to include any Warrants issued in substitution or exchange for this Warrant.

5. OWNERSHIP OF WARRANT.

The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary.

6. CERTAIN ADJUSTMENTS.

6.1 The number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment as follows:

(a) STOCK DIVIDENDS. If at any time prior to the exercise of this Warrant in full (i) the Company shall fix a record date for the issuance of any stock dividend payable in shares of Common Stock or (ii) the number of shares of Common Stock shall have been increased by a subdivision or split-up of shares of
Common Stock, then, on the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or immediately after the effective date of subdivision or split-up, as the case may be, the number of shares of Common Stock to be delivered upon exercise of this Warrant will be increased so that the Warrantholder will be entitled to receive the number of shares of Common Stock that such Warrantholder would have owned immediately following such action had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph (e).

(b) COMBINATION OF STOCK. If at any time prior to the exercise of this Warrant in full the number of shares of Common Stock outstanding shall have been decreased by a combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the number of shares of Common Stock to be delivered upon exercise of this Warrant will be decreased so that the Warrantholder thereafter will be entitled to receive the number of shares of Common Stock that such Warrantholder would have owned immediately following such action had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph (e).

(c) REORGANIZATION, ETC. If at any time prior to the exercise of this Warrant in full any capital reorganization of the Company, or any reclassification of the Common Stock, or any consolidation of the Company with or merger of the Company with or into any other person or any sale, lease or other transfer of all or substantially all of the assets of the Company to any other person, shall be effected in such a way that the holders of Common Stock shall be entitled to receive stock, other securities or assets, including cash (whether such stock, other securities or assets are issued or distributed by the Company or another person) with respect to or in exchange for Common Stock, then, upon exercise of this Warrant the Warrantholder shall have the right to receive the kind and amount of stock, other securities or assets receivable upon such reorganization, reclassification, consolidation, merger or sale, lease or other transfer by a holder of the number of shares of Common Stock that such Warrantholder would have been entitled to receive upon exercise of this Warrant had this Warrant been exercised immediately before such reorganization, reclassification, consolidation, merger or sale, lease or other transfer, subject to adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6.

(d) FRACTIONAL SHARES. No fractional shares of Common Stock or scrip shall be issued to any Warrantholder in connection with the exercise of this Warrant. Instead of any fractional shares of Common Stock that would otherwise be issuable to such Warrantholder, the Company will pay to such Warrantholder a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then current fair market value per share of Common Stock.

(e) EXERCISE PRICE ADJUSTMENT. Whenever the number of Warrant Shares purchasable upon the exercise of the Warrant is adjusted, as herein provided, the Exercise Price payable upon the exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter.

(f) NO DUPLICATE ADJUSTMENTS. Notwithstanding anything else to the contrary contained herein, in no event will an adjustment be made under the provisions of this Section 6 to the number of Warrant Shares issuable upon exercise of this Warrant or the Exercise Price for any event if an adjustment having substantially the same effect to the Warrantholder as any adjustment that otherwise would be made under the provisions of this Section 6 is made by the Company for any such event to the number of shares of Common Stock (or other securities) issuable upon exercise of this Warrant.

6.2 NO ADJUSTMENT FOR DIVIDENDS. Except as provided in Section 6.1, no adjustment in respect of any dividends shall be made during the term of the Warrant or upon the exercise of this Warrant.

6.3 NOTICE OF ADJUSTMENT. Whenever the number of Warrant Shares or the Exercise Price of such Warrant Shares is adjusted, as herein provided, the Company shall promptly mail by first class, postage prepaid, to the Warrantholder, notice of such adjustment or adjustments and a certificate of the chief financial officer of the Company setting forth the number of Warrant Shares and the Exercise Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

7. NOTICES OF CORPORATE ACTION.

In the event of

(a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

(b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any Change of Control, or

(c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company will mail to the Warrantholder a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right and the amount and character of any such dividend, distribution or right, (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, Change of Control, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, Change of Control, dissolution, liquidation or winding-up and (iii) that in the event of a Change of Control, the Warrants are exercisable immediately prior to the consummation of such Change of Control. Such notice shall be mailed at least 10 days prior to the date therein specified, in the case of any date referred to in the foregoing subdivision (i), and at least 10 days prior to the date therein specified, in the case of the date referred to in the foregoing subdivision (ii).

8. DEFINITIONS.

As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

BUSINESS DAY: any day other than a Saturday, Sunday or a day on which national banks are authorized by law to close in the City of New York, State of New York.

CHANGE OF CONTROL: shall mean (i) the consolidation of the Company with or merger of the Company with or into any other person in which the Company is not the surviving corporation, (ii) the sale of all or substantially all of the assets of the Company to any other person or (iii) any sale or transfer by the Company of any capital stock of the Company after the date of this agreement, following which more than 50% of the combined voting power of the Company becomes beneficially owned by one person or group acting together. For purposes of this definition, "group" shall have the meaning as such term is used in Section 13(d)(1) under the Exchange Act.

EXCHANGE ACT: the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include a reference to a comparable section, if any, of any successor federal statute.

EXERCISE FORM: an Exercise Form in the form annexed hereto as Exhibit A.

EXERCISE PRICE: the meaning specified on the cover of this Warrant, as such price may be adjusted pursuant to Section 6 hereof.

SEC: the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act, whichever is the relevant statute for the particular purpose.

SECURITIES ACT: the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act of 1933, as amended, shall include a reference to the comparable section, if any, of any successor federal statute.

9. MISCELLANEOUS.

9.1 ENTIRE AGREEMENT. This Warrant constitutes the entire agreement between the Company and the Warrantholder with respect to this Warrant and supersede all prior agreements and understandings, both written and oral, with regard to the subject matter hereof.

9.2 BINDING EFFECTS; BENEFITS. This Warrant shall inure to the benefit of and shall be binding upon the Company and the Warrantholder and their respective successors. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company and the Warrantholder, or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

9.3 AMENDMENTS AND WAIVERS. This Warrant may not be modified or amended except by an instrument or instruments in writing signed by the Company and the Warrantholder. Either the Company or the Warrantholder may, by an instrument in writing, waive compliance by the other party with any term or provision of this Warrant on the part of such other party hereto to be performed or complied with. The waiver by any such party of a breach of any term or provision of this Warrant shall not be construed as a waiver of any subsequent breach.

9.4 SECTION AND OTHER HEADINGS. The section and other headings contained in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

9.5 FURTHER ASSURANCES. Each of the Company and the Warrantholder shall do and perform all such further acts and things and execute and deliver all such other certificates, instruments and documents as the Company or the Warrantholder may, at any time and from time to time, reasonably request in connection with the performance of any of the provisions of this agreement.

9.6 NOTICES. All notices and other communications required or permitted to be given under this Warrant shall be in writing and shall be deemed to have been duly given if delivered personally or sent by United States mail, postage prepaid, to the parties hereto at the following addresses or to such other address as any party hereto shall hereafter specify by notice to the other party hereto:

(a) if to the Company, addressed to:

12000-G Candelaria NE
Albuquerque, NM 87112

(b) if to the Warrantholder, addressed to the Warrantholder’s address in the Company’s records.

Except as otherwise provided herein, all such notices and communications shall be deemed to have been received on the date of delivery thereof, if delivered personally, or on the third Business Day after the mailing thereof.

9.7 SEVERABILITY. Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

9.8 GOVERNING LAW. This Warrant shall be governed by and interpreted in accordance with the laws of the State of Delaware, except as they may be preempted by federal law. In any action brought or arising out of this Warrant, the Warrantholder and the Company hereby consent to the jurisdiction of any federal or state court having proper venue within the State of New Mexico and also consent to the service of process by any means authorized by New Mexico or federal law.

9.9 TERMINATION. This Warrant shall expire at 5:00 P.M., Pacific standard time, on the fourth anniversary hereof.

9.10 NO RIGHTS OR LIABILITIES AS STOCKHOLDER. Nothing contained in this Warrant shall be determined as conferring upon the Warrantholder any rights as a stockholder of the Company until the Warrantholder exercises this Warrant in whole or in part, or as imposing any liabilities on the Warrantholder to purchase any securities whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

9.11 REGISTRATION RIGHTS.

(a) In the event of a public offering or any other registration of the Company’s Common Stock or such other type or class of stock or securities issued or issuable upon exercise of this Warrant, the Warrantholder shall enjoy and be entitled to standard piggyback registration rights granted by the Company to any shareholder on terms no less favorable than granted to any such shareholder with respect to the securities issued or issuable upon exercise this Warrant.

(b) This Section 9.11 comprises the sole obligation of the Company to register any of the Warrant Shares or such other or additional stock or securities that this Warrant represents the right to acquire. The Warrantholder does not have any “demand” registration rights with respect to any securities issued upon exercise of this Warrant.

(c) The Company shall promptly deliver to the Warrantholder a notice of any public offering or other registration of the Company’s Common Stock or other type or class of stock or securities that have been issued or may be issuable upon exercise of this Warrant. The Company shall deliver such notice to the Warrantholder in a manner and at a time sufficient to permit the Warrantholder to enjoy the piggyback registration rights as provided in this Section

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

Dated: September 27, 2006.

SURFECT HOLDINGS, INC.

By________________________________

Title______________________________

EXHIBIT A

THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

EXERCISE FORM

(To be executed upon exercise of this Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase Warrant Shares and herewith tenders payment for _______ of the Warrant Shares to the order of _____________ Surfect Holdings, Inc. in the amount of $_________ in accordance with the terms of this Warrant.

The undersigned requests that a certificate (or certificates) for such Warrant Shares be registered in the name of the undersigned and that such certificate (or certificates) be delivered to the undersigned's address below.

In exercising this Warrant, the undersigned hereby confirms and acknowledges that the Warrant Shares are being acquired for investment solely for the account of the undersigned and not as a nominee for any other party, and that the undersigned will not offer, sell or otherwise dispose of any such Warrant Shares except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

Dated:_____________________

Signature___________________

___________________________
(Print Name)

___________________________
(Street Address)

___________________________
(City) (State) (Zip Code)

If said number of shares shall not be all the shares purchasable under the within Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder.